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Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

AMENDMENT #20
TO CONTRACT #0654 BETWEEN
THE GEORGIA DEPARTMENT OF COMMUNITY HEALTH
AND
WELLCARE OF GEORGIA, INC.
This Amendment is between the Georgia Department of Community Health (hereinafter referred to as “DCH” or the “Department”) and WellCare of Georgia, Inc. (hereinafter referred to as “Contractor”) and is made effective on the date DCH receives written approval from the Centers for Medicare and Medicaid Services (hereinafter referred to as “CMS”). Unless expressly modified, deleted, or added in this Amendment #20, the terms and conditions of the Contract, as previously amended, are expressly incorporated into this Amendment #20 as if completely restated herein.
WHEREAS, DCH and Contractor executed Contract #0654 with an effective date of July 18, 2005 for the provision of services to members of the Georgia Families program and amended such contract to provide family planning services to women through the Planning for Healthy Babies program;
WHEREAS, DCH pays Contractor a per member per month capitation rate for the members enrolled in the Contractor’s plan;
WHEREAS, the Parties desire to address the inclusion of the fee established in Section 9010 of the Patient Protection and Affordable Care Act (“PPACA”), Pub. L. 111-148 (124 Stat. 119 (2010)), as amended by Section 10905 of the PPACA, and as further amended by Section 1406 of the Health Care and Education Reconciliation Act of 2010, Pub. L. 111-152 (124 Stat. 1029 (2010)) (hereinafter referred to as the “Health Insurance Providers Fee”) in the actuarially sound capitation rate payment process
WHEREAS, DCH has obtained permission from CMS to include the Health Insurance Providers Fee in the capitation rate payment process; and
WHEREAS, pursuant to Section 32.0, Amendment in Writing, DCH and the Contractor desire to amend the above-referenced Contract as set forth below.
NOW THEREFORE, for and in consideration of the mutual promises of the Parties, the terms, provisions, and conditions of this Amendment and other good and valuable consideration, the sufficiency of which is hereby acknowledged, DCH and Contractor hereby agree as follows:

I.	To amend Section 7.1.1 by adding the following language:

7.1.1.2	Health Insurance Providers Fee

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7.1.1.2.1	The Parties acknowledge that Contractor is subject to a Health Insurance Providers Fee imposed by the federal government under PPACA.

7.1.1.2.2
The Contractor is responsible for payment of a percentage of the Health Insurance Providers Fee for all health insurance providers. The Contractor’s obligation is determined by the ratio of the Contractor’s net written premiums for the preceding year compared to the total net written premiums of all covered entities subject to the Health Insurance Providers Fee for the same year.

7.1.1.2.3
The amount of the Health Insurance Providers Fee attributable to the Contractor and attributable to the Contractor’s premiums under this Contract could affect the actuarial soundness of the premiums received by the Contractor from DCH for the period during which the Health Insurance Providers Fee is assessed.

7.1.1.2.4
To preserve the actuarially sound capitation rate payments, DCH shall reimburse the Contractor for the amount of the Health Insurance Providers Fee, including an actuarially sound adjustment for the estimated impact of the non-deductibility of the Health Insurance Providers Fee for Federal and State tax purposes, specifically attributable to Contractor’s Georgia Families and Planning for Healthy Babies membership.

7.1.1.2.5
Payment for the Health Insurance Providers Fee shall be delayed until the amount attributable to the Contractor’s Georgia Families and Planning for Healthy Babies membership is known. The amount attributable to the Contractor’s Georgia Families and Planning for Healthy Babies membership shall be determined based on the Contractor’s final Form 8963 filing, the final notification of the Health Insurance Providers Fee amount owed by the Contractor received from the United States Internal Revenue Service, and supporting documentation from the Contractor as requested by DCH. DCH shall complete its calculation of the amount owed to the Contractor for the Health Insurance Providers Fee within ninety (90) calendar days of its receipt of the final notification and supporting documentation from Contractor. DCH shall reimburse the Contractor for the twelve (12) month cost of the annual Health Insurance Providers Fee in a single month using the adjusted capitation payment rates reflected in Attachment H-2, Health Insurance Providers Fee Capitation Payment for the Georgia Families Program and Attachment R-2, Health

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Insurance Providers Fee Contracted Rates for the Planning for Healthy Babies Program.

7.1.1.2.6
The total compensation for the month in which the Health Insurance Providers Fee adjustment is paid will be the Health Insurance Providers Fee rate found in Attachments H-2 and R-2 for each rate cell multiplied by the aggregate number of enrolled Members or Participants in each rate cell category for the 12 month period plus the monthly capitation rate payments for that month found in Attachments H and R of this Contract. The number of enrolled GF Members and P4HB Participants in each rate cell category will be determined by the records maintained in the Medicaid Management Information System (MMIS) maintained by DCH’s fiscal agent. The Contractor must provide to DCH, and keep current, its tax identification number, billing address, and other contact information. Pursuant to the terms of this Contract, should DCH assess liquidated damages or other remedies or actions for noncompliance or deficiency with the terms of this Contract, such amount of liquidated damages or other remedies or actions shall be withheld until such noncompliance or deficiency is corrected. Payment is contingent on the availability of State funds and CMS approval of the capitation rates including the Health Insurance Providers Fee adjustment.

II.
The Parties agree to add the following attachments to the Contract: Attachment H-2, Health Insurance Providers Fee Capitation Payment for the Georgia Families Program, found in Exhibit 1 of this Amendment, and Attachment R-2, Health Insurance Providers Fee Contracted Rates for the Planning for Healthy Babies Program, found in Exhibit 2 of this Amendment.

III.
DCH and the Contractor agree that they have assumed an obligation to perform the covenants, agreements, duties, and obligations of the Contract, as modified and amended previously and herein, and agree to abide by all the provisions, terms, and conditions contained in the Contract as modified and amended.

IV.
This Amendment shall be binding and inure to the benefits of the Parties hereto, their heirs, representatives, successors, and assigns. In the event of a conflict between the provisions of this Amendment and the Contract or any previous amendments thereto, the provisions of this Amendment shall control and govern. Additionally, in the event of a conflict between this Amendment and any exhibit incorporated into this Amendment, the provisions of this Amendment shall control and govern.

V.
It is understood by the Parties hereto that, if any part, term, or provision of this Amendment or this entire Amendment is held to be illegal or in conflict with any law of this State, then DCH, at its sole option, may enforce the remaining unaffected portions or provisions of this Amendment or of the Contract and the rights and obligations of the

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Parties shall be construed and enforced as if the Contract or Amendment did not contain the particular part, term, or provision held to be invalid.

VI.	This Amendment shall be construed in accordance with the laws of the State of Georgia.

VII.	All other terms and conditions contained in the Contract and any amendment thereto, not amended by this Amendment, shall remain in full force and effect.

VIII.
Each Party has had the opportunity to be represented by counsel of its choice in negotiating this Amendment. This Amendment shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and consideration of the Parties, at arms' length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any Party.

IX.
This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. Any signature below that is transmitted by facsimile or other electronic means shall be binding and effective as the original.

Signatures on the following page

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SIGNATURE PAGE

IN WITNESS WHEREOF, DCH and Contractor, through their authorized officers and agents, have caused this Amendment to be executed on their behalf as of the date indicated.

GEORGIA DEPARTMENT OF COMMUNITY HEALTH

/s/ Clyde L. Reese, III	Jan. 9, 2015
Clyde L. Reese III, Esq., Commissioner Interim Director – Division of Medical Assistance Plans	Date

WELLCARE OF GEORGIA, INC.

BY:	/s/ Roman T. Kulich	1/6/2015
Date
Roman Kulich
Please Print/Type Name Here

Region President
*TITLE

* Must be President, Vice President, CEO or Other Officer Authorized to Execute on Behalf of and Bind the Entity to a Contract

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EXHIBIT 1 TO AMENDMENT #20
CONFIDENTIAL - NOT FOR CIRCULATION
ATTACHMENT H-2

Health Insurance Providers Fee Capitation Payment for the Georgia Families Program
Attachment H-2 is a table displaying the contracted Health Insurance Fee rate adjustment by rate cell for each contracted Region. The rates represent an aggregate twelve (12) months of payments of the Health Insurance Providers Fee for the period July 1, 2013 – June 30, 2014 and shall be paid as a single payment. This single payment will be in addition to the payment of the monthly capitation rates in Attachment H.
(The table is displayed on the following page.)

***(THE FOLLOWING THREE PAGES CONTAIN TABLES OF THE CAPITATION RATES PAYABLE TO WELLCARE OF GEORGIA, INC. WITH RESPECT TO MEMBERS ENROLLED IN ITS MEDICAID PLAN. IT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION)***

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EXHIBIT 2 TO AMENDMENT #20
CONFIDENTIAL — NOT FOR CIRCULATION
ATTACHMENT R-2
Health Insurance Providers Fee Contracted Rates for the Planning for Healthy Babies Program
Attachment R-2 is a table displaying the Health Insurance Fee rate adjustment by rate cell for each contracted Region. The rates represent an aggregate twelve (12) months of payments of the Health Insurance Providers Fee for the period July 1, 2013 – June 30, 2014 and shall be paid as a single payment. This single payment will be in addition to the payment of the monthly capitation rates in Attachment R.
Attachment R-2
WellCare
2014 Health Insurer Fee Capitation Payment - Planning for Healthy Babies
***

***Confidential Treatment Requested

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